EXHIBIT 4.2

AS THE CORPORATION IS NOT A REPORTING ISSUER IN ANY JURISDICTION OF CANADA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA AND MAY HAVE TO HOLD THE SECURITY FOR AN INDEFINITE PERIOD.

NEITHER THESE WARRANTS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE WARRANTS MAY NOT BE EXERCISED WITHIN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND EXEMPTIONS FROM APPLICABLE STATE SECURITIES LAWS, IN EACH CASE AFTER PROVIDING AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

NEITHER THESE WARRANTS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT: (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT; (B) IN A TRANSACTION OUTSIDE THE UNITED STATES MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.  PRIOR TO THE COMPLETION OF ANY SUCH TRANSACTION PURSUANT TO THE FOREGOING CLAUSES (B) OR (C), THE TRANSFEROR SHALL DELIVER TO THE CORPORATION A WRITTEN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS.  HEDGING TRANSACTIONS WITH RESPECT TO THESE WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF ARE PROHIBITED UNLESS THEY ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

This warrant certificate is void if not exercised on or before 4:30 p.m. (Alberta time) on November 9, 2013.

WARRANT CERTIFICATE
DEEP WELL OIL & GAS, INC.

(Incorporated under the laws of the State of Nevada and extra-
provincially registered in the Province of Alberta, Canada)

WARRANT CERTIFICATE NO. ●	● WARRANTS, each entitling the Holder to acquire one Common Share for each Warrant represented hereby

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED

<Name>
<Address>
<City, Province/State, Zip or Postal Code, County>
<Telephone Number>

(hereinafter referred to as the "Holder" or the "Warrantholder") is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Edmonton time) (the "Time of Expiry") on the Expiry Date (as hereinafter defined), one fully paid and non-assessable common share ("Common Share") of DEEP WELL OIL & GAS, INC. (the "Corporation"), at the Exercise Price (as hereinafter defined), subject to adjustment as herein provided.

2

These Warrants may only be exercised at the principal office of the Corporation at Suite 700, 10150 – 100 Street, Edmonton, Alberta, T5J 0P6, or such other office as the Corporation may advise the Holder in writing.  These Warrants are issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED this ________________________, 2010.

DEEP WELL OIL & GAS, INC.

Per:

(See terms and conditions attached hereto)

SCHEDULE "A"

TERMS AND CONDITIONS FOR WARRANT

ARTICLE 1
INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Common Shares" means the common shares in the capital of the Corporation;

(b)	"Corporation" means Deep Well Oil & Gas, Inc.;

(c)
"Current Market Price" of the Common Shares at any date means the simple average of the closing price per share for the Common Shares for any 10 consecutive trading days selected by the Corporation commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are listed or, if such Common Shares are not listed on a stock exchange, such over-the-counter market on which the Common Shares are quoted or trade (provided that if on any day in such period no closing price per share for the Common Shares is reported on by such exchange or over-the-counter market for such day, the average of the reported closing bid and asked prices on such exchange or over-the-counter market on such day shall be deemed to be the closing price per share for the Common Shares for such day) of if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, a price determined by the board of directors of the Corporation acting reasonably;

(d)
"Dividend Paid in the Ordinary Course" means a dividend declared payable on the Common Shares in any four consecutive quarters of the Corporation, whether in (1) cash, (2) securities of the Corporation, including rights, options or warrants (other than rights, options or warrants referred to in subsection 4.2(b)) to purchase any securities of the Corporation or property or other assets of the Corporation, or (3) property or other assets of the Corporation, to the extent that the amount or value of such dividend together with the amount or value of all other dividends theretofore paid during such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Corporation, which determination shall be conclusive, provided that, for the purposes of this definition, the fair market value of any Common Share distributed by way of dividend shall be conclusively determined by reference to the Current Market Price per Common Share on the date prior to the declaration of such dividend) does not exceed the greater of:

(i)
150% of the aggregate amount and/or value of dividends declared payable by the Corporation on the Common Shares in the period of four consecutive financial quarters ended immediately prior to the first day of such financial year; and

(ii)
100% of the consolidated net income of the Corporation before extraordinary items (but after dividends payable on all shares ranking prior to or on a parity with respect to the payment of dividends with the Common Shares) in respect of the period of four consecutive financial quarters ended immediately prior to the first day of the current financial quarter (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Corporation for such period of four consecutive financial quarters or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation);

(e)	"Exercise Price" means the price of US$0.105 per Common Share (subject to adjustment in certain events);

(f)	"Expiry Date" means the November 9, 2013 unless modified in accordance with section 3.3 and 3.8;

(g)
"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)	"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(i)
“Prior Share Issuance Reservations” means all previously reserved share issuances including the ten percent (10%) of the issued and outstanding share capital which may be granted as options pursuant to the Corporation’s stock option plan;

(j)	"Time of Expiry" means 4:30 p.m. (Edmonton time) on the Expiry Date;

(k)	"Warrant" means the warrant to acquire Common Shares evidenced by the Warrant Certificate issued to the Holder; and

(l)	"Warrant Certificate" means the certificate to which these Terms and Conditions are attached.

1.2	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation Not Affected by Headings

The division of these Terms and Conditions into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.4	Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable thereto.

ARTICLE 2
ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Warrants

Subject to any other written agreement between the Corporation and the Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional securities of any kind including Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)
the Corporation shall, subject to subsection 2.3(b) hereof, issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)
the Holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the mutilation, loss, destruction or theft of the Warrant Certificate, shall, as a condition precedent to the issuance of a new Warrant Certificate, furnish to the Corporation such evidence of mutilation, loss, destruction, or theft as shall be satisfactory to the Corporation in its sole discretion and, if required by the Corporation, an indemnity in an amount and form satisfactory to the Corporation, in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant Certificate shall not constitute the Holder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant Certificate.  The Corporation may deem and treat the Holder of the Warrant Certificate as the absolute owner thereof for all purposes and the Corporation shall not be affected by any notice to the contrary.

2.5	Register of Warrants

At all times while Warrants are outstanding, the Corporation shall maintain a register of all holders of Warrants on which shall be entered the names, latest known addresses of all holders and if available, the telecopier numbers of such holders and particulars of the Warrants held by them and a register of transfers in which shall be entered the particulars of all transfers of Warrants, such registers to be kept by and at the office of the Corporation.

2.6	Transfer

Warrants may only be transferred on the register of the Corporation by the Holder thereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation in accordance with applicable laws.  The Warrants and the Common Shares issuable thereunder are and may continue to be subject to resale restrictions and hold periods, and holders should consult their legal advisors in respect of the same.  Such transfer will be effected upon surrender to the Corporation of this Warrant Certificate for cancellation and the duly completed and executed Transfer Form attached hereto as Appendix 1 and upon compliance, to the reasonable satisfaction of the Corporation, with:

(a)	the conditions herein;

(b)	such reasonable requirements as the Corporation may require; and

(c)	all applicable securities legislation and requirements of regulatory authorities and all stock exchanges upon which the Common Shares are listed from time to time, as applicable.

2.7	Default on Issuance of Common Shares

Notwithstanding anything contained in this Warrant Certificate, if for any reason, other than the failure or default of the Holder of the Warrants, the Corporation is unable to issue and deliver the Common Shares as contemplated within this Warrant Certificate to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares covered by this Warrant Certificate, the Corporation, at the option of the Holder, must pay to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of the Common Shares on the Exercise Date, for each Common Share that is not delivered, in complete satisfaction of its obligations with respect to the particular Warrant for which the Common Share was not issued.

ARTICLE 3
EXERCISE OF THE WARRANT

3.1	No Registration under U.S. Securities Act

The Warrants may not be exercised within the United States, or by or on behalf of a “U.S. Person” (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), nor will certificates representing Common Shares issuable upon exercise of the Warrants be delivered in the United States, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and exemptions from applicable state securities laws.  Any person who proposes to exercise a Warrant shall provide to the Corporation, as contemplated in Appendix 2, either (i) written certification that, among other things, the Warrant is not being exercised within the United States or by or on behalf of a U.S. Person, (ii) a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the issuance of Common Shares upon exercise of such Warrant is not required to be registered under the U.S. Securities Act and applicable state securities laws or (iii) written confirmation by the person exercising the Warrant that it is the original purchaser thereof and reaffirming, as of the date of such exercise, the representations, warranties made by it in the subscription agreement pursuant to which it purchased the Warrant.  Common Shares issuable upon exercise of Warrants by a person in the United States or by or on behalf of a U.S. Person may, if so determined by the Corporation in its sole discretion, bear a legend restricting transfer.

3.2	Method of Exercise of The Warrant

The Holder may exercise the right hereby conferred on the Holder to acquire Common Shares (subject to the provisions of this Article 3) by:

(a)	duly completing and executing the Warrant Exercise Form attached hereto as Appendix 2; and

(b)
certifying that the Holder or (if different) the recipient of the Common Shares to be issued upon exercise of the Warrant either: (i) is not (a) a "U.S. Person", (b) exercising the Warrant(s) on behalf of a "U.S. Person", and (c) in the United States at the time that the Warrant(s) are exercised and did not execute or deliver the Warrant Exercise Form in the United States; or (ii) at or prior to the time of such exercise, has delivered to the Corporation a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the issuance of Common Shares upon such exercise is not required to be registered under the U.S. Securities Act and applicable state securities laws; or (iii) is the original purchaser of the Warrants and confirms as of the date of such exercise, the representations, warranties and agreements made by it in the subscription agreement pursuant to which the Warrant was purchased by it; and

(c)
surrendering this certificate, together with the Holder’s certified cheque or a bank draft, money order or wire transfer  in the full amount of the total aggregate Exercise Price of the Common Shares being purchased, together with the duly completed and executed Warrant Exercise Form, to the Corporation at its offices, at any time up until the Time of Expiry.  This Warrant Certificate shall be deemed to be surrendered only upon personal delivery thereof to, or if sent by mail or other means of transmission, upon actual receipt thereof by, the Corporation at its offices.

3.3	Accelerated Exercise Right

(a)
In the event that the Corporation’s closing price, on the OTCQB, of the Common Share’s is equal to or exceeds US$1.00 per Common Share for at least thirty (30) consecutive trading days, the Expiry Date of the Warrant will automatically accelerate to the date which is thirty (30) calendar days following the date that written notice has been given to the Warrantholder.

(b)
To exercise the accelerated exercise right described in Section 3.3(a), the Corporation must give notice by hand delivery, facsimile transmission, other means of electronic communication or (provided that the mailing party does not know and should not reasonably have known of any disruption or anticipated disruption of postal service which might affect delivery of the mail) by registered mail (postage prepaid), to the Warrantholder confirming that the conditions described in Section 3.3(a) are met. This notice must inform the Warrantholder of the Corporation’s intention to exercise its right to cause the accelerated exercise of the Warrant. The accelerated exercise date, which will be the date that the Warrantholder must pay the exercise price of the Warrants to the Corporation, will be a date selected by the Corporation (the “Accelerated Exercise Date”) and will be no earlier than thirty (30) calendar days after the date of the notice described in this Section 3.3(b) is emailed to the Warrantholder.

(c)
In addition to any information required by applicable law and regulation, the notice of a accelerated exercise described in Section 3.3(b) shall state, as appropriate: (i) the accelerated Exercise Date; (ii) the number of Common Shares to be issued upon exercise of the Warrant; (iii) the Aggregate Warrant Price to be paid by the Warrantholder; and (iv) the place where the Warrants are to be surrendered for exercise.

3.4	Effect of Exercise of the Warrant

(a)
Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares, free from all liens, charges and encumbrances and the Holder shall become the Holder of record of such Common Shares on the date of such surrender and payment;

(b)
Within ten (10) business days after surrender and payment as aforesaid, the Corporation shall forthwith cause the issuance of and mail to the Holder a certificate for the Common Shares purchased as aforesaid;

(c)
Notwithstanding anything herein contained including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  Any fractional Common Shares that would otherwise be issuable upon the exercise of Warrants shall be cancelled by the Corporation without compensation to the Holder thereof; and

(d)
Notwithstanding anything herein contained, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction or the requirements of any applicable stock exchange, and without limiting the generality of the foregoing, in the event that any of the Warrants are exercised prior to expiry of any hold period or other resale restriction placed thereon by such laws or requirements, the certificates evidencing the Common Shares thereby issued will bear such legend as is required under applicable securities laws and that, in the opinion of legal counsel to the Corporation, is necessary in order to avoid a violation of any such laws or requirements.

3.5	Subscription for Less than Entitlement

The Holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the Corporation shall forthwith issue and deliver to the Holder a new Warrant Certificate containing the same terms and conditions as disclosed herein to purchase that number of Common Shares with respect to which such partial exercise did not apply.

3.6	Resale Restrictions

As the Corporation is not a reporting issuer in any jurisdiction of Canada, unless permitted under Canadian securities legislation, the Holder of this security must not trade the security in Canada and may have to hold the security for an indefinite period.

3.7	Expiration of the Warrant

After the Time of Expiry, all rights hereunder shall wholly cease and terminate and the Warrant Certificate and the Warrants shall be void and of no further force and effect, subject to paragraph 3.8

3.8	Extension of the Warrant

Notwithstanding paragraph 3.7 above, in the event the issuance of the Common Shares received upon exercise of the Warrant exceeds the Corporation’s then authorized share capital, taking into consideration all of the Prior Share Issuance Reservations, the Warrant shall not be exercisable until such time as the authorized share capital of the Corporation has been sufficiently increased to accommodate for the exercise of the Warrant.  The period of time during which the Warrant cannot be exercised by the Warrantholder shall automatically be extended to the Expiry Date.

ARTICLE 4
ADJUSTMENTS

4.1	Adjustment of Number of Common Shares

The acquisition rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

(a)
If and whenever at any time after the date hereof and prior to the Time of Expiry, any adjustment in the Exercise Price or in the calculation thereof pursuant to Section 4.2 shall occur as a result of:

(i)	an event referred to in subsection 4.2(a);

(ii)	the fixing by the Corporation of a record date for an event referred to in subsection 4.2(b); or

(iii)
the fixing by the Corporation of a record date for an event referred to in subsection 4.2(c) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Common Shares of:

(A)	Common Shares, or

(B)	securities exchangeable for or convertible into Common Shares at less than the Current Market Price of the Common Shares on such record date, or

(C)	rights, options or warrants to acquire Common Shares at an exercise, exchange or conversion price per Common Share less than the Current Market Price of the Common Shares on such record date,

the number of Common Shares obtainable upon the subsequent exercise of the Warrant shall be adjusted simultaneously with the adjustment in the Exercise Price pursuant to Section 4.2 by multiplying the number of Common Shares theretofore obtainable on the exercise thereof immediately prior to such adjustment by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date.  To the extent that any adjustment in subscription rights occurs pursuant to this subsection 4.1(a) as a result of the distribution of securities convertible into or exchangeable for Common Shares referred to in subsection 4.2(a) or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in subsection 4.2(b), the number of Common Shares purchasable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.  To the extent that any such adjustment in subscription rights occurs pursuant to this subsection 4.1(a) as a result of the fixing by the Corporation of a record date for the distribution referred to in subsection 4.2(c) of rights, options or warrants or exchangeable or convertible securities, the number of Common Shares purchasable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this subsection 4.1(a) if the fair market value of such rights, options or warrants or other exchangeable or convertible securities had been determined for the purposes of the adjustment pursuant to this subsection 4.1(a) on the basis of the number of Common Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further right.

(b)
If and whenever at any time after the date hereof and prior to the Time of Expiry there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 4.2(a) or a consolidation, amalgamation or merger of the Corporation (including, without limitation, by way of plan of arrangement) with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised his right of acquisition prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the kind and number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such reclassification, reorganization, consolidation, amalgamation or merger, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive as a result of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered Holder of the number of Common Shares to which the Holder was theretofore entitled upon exercise.  If determined appropriate by the board of directors of the Corporation to give effect to or to evidence the provisions of this subsection 4.1(b), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, enter into an agreement or new Warrant Certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Warrant shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter and upon entering into such new Warrant Certificate or agreement, the Corporation shall cease to have any obligations (including the obligation to issue any Common Shares) hereunder and the Holder shall cease to have any rights hereunder.  Any Warrant Certificate or agreement entered into pursuant to the provisions of this subsection 4.1(b) shall be an agreement entered into pursuant to the provisions of Article 6.  Any Warrant Certificate or agreement entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Article 4 and which shall apply to successive reclassifications, reorganizations, consolidations, amalgamations, mergers, sales or conveyances.

4.2	Adjustment of Exercise Price

The Exercise Price in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

(a)	If and whenever after the date hereof and at any time prior to the Time of Expiry, the Corporation shall:

(i)	subdivide, divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	consolidate, reduce or combine its outstanding Common Shares into a lesser number of Common Shares;

(iii)	make any distribution, other than by way of Dividend Paid in the Ordinary Course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares;

the Exercise Price in effect on the effective date of such events referred to in subsections 4.2(a)(i), 4.2(a)(ii), or 4.2(a)(iii) shall be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such date and the denominator shall be the total number of Common Shares immediately after such date. Such adjustment shall be made successively whenever any event referred to in this subsection 4.2(a) shall occur.

(b)
If and whenever at any time after the date hereof, the Corporation shall fix a record date which is prior to the Time of Expiry for the issue of rights, options or warrants to all or substantially all the holders of outstanding Common Shares under which such holders are entitled during a period expiring not more than sixty (60) days after the record date for such issue to subscribe for or purchase Common Shares, or securities convertible into or exchangeable for Common Shares, at a price per Common Share or having a conversion or exchange price per Common Share less than the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable).  If by the terms of the rights, options or warrants referred to in this subsection 4.2(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be.  Any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  To the extent that any adjustment in Exercise Price occurs pursuant to this subsection 4.2(b) as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this subsection 4.2(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

(c)
If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date which is prior to the Time of Expiry for the issue or distribution to all or substantially all the holders of its outstanding Common Shares of:

(i)	shares of any class other than Common Shares (excluding Dividends Paid in the Ordinary Course);

(ii)	rights, options or warrants (excluding those referred to in subsection 4.2(b));

(iii)	evidences of its indebtedness; or

(iv)	any other property or assets (excluding Dividends Paid in the Ordinary Course);

then, and in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the aggregate fair market value (as determined by the Corporation, which determination shall be conclusive) of such shares, rights, options, warrants, evidences of indebtedness or assets so issued or distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price, and any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and to the extent that such distribution is not so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares, rights, options, warrants, evidences of indebtedness or assets actually distributed, as the case may be.

4.3	General Adjustments

(a)
If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of the holders of Warrants to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of any Warrant.  Any such adjustments shall be made by and set forth in an amendment to this Warrant Certificate hereto approved by the directors of the Corporation and shall for all purposes conclusively be deemed to be an appropriate adjustment.

(b)
If any case in which this Article 4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such Holder would, but for the provisions of this subsection 4.3(b), have become the Holder of record of such additional Common Shares as a result of the exercise of the Warrants.

(c)
No adjustment in the Exercise Price or in the number of shares to be issued pursuant to the exercise of the Warrants shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of shares to be issued would change by at least 1/100th of a share, provided, however, that any adjustments which, except for the provisions of this subsection 4.3(c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(d)
The adjustments provided for in this Article 4 in the Exercise Price and in the number and classes of shares which are to be received on the exercise of Warrants are cumulative.  After any adjustment pursuant to this Section, the term "Common Shares" where used in this Warrant shall be interpreted to mean the shares or other securities or property of the Corporation which, as a result of all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated in any subscription made pursuant to a Warrant shall be interpreted to mean the number and kind of securities or property which, as a result of all prior adjustments pursuant to this Article 4, a Warrantholder is entitled to receive upon the full exercise of a Warrant entitling the Holder thereof to purchase the number of Common Shares so indicated.

(e)
All securities and property which a Warrantholder is at the time in question entitled to receive on the full exercise of his Warrant, whether or not as a result of adjustments made pursuant to this Section, shall, for the purposes of the interpretation of this Warrant be deemed to be securities and property which such Warrantholder is entitled to purchase pursuant to such Warrant.

4.4	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Corporation shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

ARTICLE 5
COVENANTS BY THE CORPORATION

5.1	Covenants by the Corporation

The Corporation hereby covenants and agrees as follows:

(a)	it will at all times maintain its corporate existence and will carry on its business as currently carried on;

(b)	it will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate; and

(c)	all Common Shares issued upon exercise of the right to purchase provided for herein shall, upon payment of the Exercise Price therefor, be issued as fully paid and non-assessable shares.

ARTICLE 6
MERGER AND SUCCESSORS

6.1	Corporation May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, reorganization, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity lawfully entitled to acquire and operate same, provided, however, that the other body corporate, trust, partnership or other entity formed by such reorganization, consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all the properties and assets of the Corporation shall, simultaneously with such reorganization, consolidation, amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

6.2	Successor Corporation Substituted

In case the Corporation, pursuant to Section 6.1, shall be reorganized, consolidated, amalgamated, arranged, or merged with or into any other body corporate, trust, partnership or other entity, or shall convey or transfer all or substantially all of its properties and assets as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the successor formed by such reorganization, consolidation, amalgamation, arrangement or merger or into which the Corporation shall have been reorganized, consolidated, amalgamated, arranged or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such reorganization, consolidation, amalgamation, arrangement, merger, conveyance or transfer.

APPENDIX 1

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _____________________________________, __________________ Warrants of Deep Well Oil & Gas, Inc. registered in the name of the undersigned on the records of Deep Well Oil & Gas, Inc. represented by the Warrant Certificate attached hereto and irrevocably appoints Deep Well Oil & Gas, Inc. the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED the ______ day of ________________, 201__.

Signature Guaranteed	Signature of Holder

Instructions:

1.	The signature of the Holder must be the signature of the person appearing on the face of this Certificate.

2.
If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust Corporation or an investment dealer who is a member of a recognized stock exchange.

4.
Warrants shall only be transferable in accordance with applicable laws.  The Warrants and the Common Shares issuable thereunder are subject to resale restrictions and hold periods which will prevent the Holder, except in very limited circumstances from trading such securities.  Holders should consult their legal advisors in this regard.

APPENDIX 2

WARRANT EXERCISE FORM

TO:         Deep Well Oil & Gas, Inc.

The undersigned Holder of the within Warrant(s) hereby subscribes for _______________ Common Shares of Deep Well Oil & Gas, Inc. (the "Corporation") (or such number of Common Shares or other securities or property to which such exercise entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) pursuant to the within Warrant(s) at US$0.105 per share (or the adjusted dollar amount per share at which the undersigned is entitled to purchase such shares under the provisions of the Warrant(s) subscribed for above) prior to 4:30 p.m. (Edmonton time) on the Expiry Date on the terms specified in the said Warrant Certificate, which certificate is surrendered to the Corporation and which will, upon the issuance of the Common Shares referred to above and the issuance of a new Warrant for any outstanding rights of the surrendered Warrant, be null and void.  The undersigned also encloses herewith a certified cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer, in lawful money of the United States, payable to or to the order of Deep Well Oil & Gas, Inc. in payment of the exercise price.

In order to exercise any Warrants represented by this certificate, the person exercising Warrant(s) must check one of the following:

[PLEASE CHECK ONE]

☐
The undersigned Holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising these Warrants on behalf of a "U.S. person"; (iii) did not acquire the Warrants in the United States; (iv) did not execute or deliver this Warrant Exercise Form in the United States; or

☐
The undersigned certifies that an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance satisfactory to the Corporation; or

☐
The undersigned certifies that the undersigned is the original purchaser of the Warrant(s) being exercised and confirms as of the date hereof, the representations, warranties and agreements made by the undersigned in the subscription agreement pursuant to which such Warrant(s) was acquired by it.

The undersigned directs that the said Common Shares hereby exercised, be issued and delivered as follows:

Name in full	Address(es) (Include Postal Code)	# of Common Shares

(Please print full name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the undersigned, the undersigned Holder must pay to the Corporation all requisite taxes or other governmental charges.)

DATED this ________ day of ___________________, 201___.

Witness	Signature of Warrantholder (or its representative if not an individual).
Print name and address of Warrantholder in full

Name:	Address:

Title of person signing on behalf of Holder (if
subscriber is not an individual):

Signature Guaranteed

2

1.
If the Warrant Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered Holder of the certificate, the signature of such Holder of the Warrant Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust corporation or an investment dealer who is a member of a recognized stock exchange.

2.
If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.
If the registered Holder exercises its right to receive Common Shares prior to expiry of any hold period or other resale restriction placed on the Warrants by the securities laws of any applicable jurisdiction or the requirements of any applicable stock exchange, the certificates evidencing the Common Shares thereby issued will bear such legend as is required under applicable securities laws and that, in the opinion of legal counsel to the Corporation, be necessary in order to avoid a violation of any such laws or requirements.